EXHIBIT 99.1

PennantPark Investment Corporation Announces Financial Results for the Fourth Quarter and Fiscal Year Ended September 30, 2019

NEW YORK, Nov. 21, 2019 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for the fourth quarter and fiscal year ended September 30, 2019.

HIGHLIGHTS

Quarter ended September 30, 2019
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio	$1,219.40
Net assets	$581.9
Net asset value per share	$8.68

BNP Credit Facility	$170.1
SunTrust Credit Facility	$295.2
2024 Notes	$72.3
SBA Debentures	$146.1

Yield on debt investments at quarter-end	9.8%

	Quarter Ended September 30, 2019	Year Ended September 30, 2019
Operating Results:
Net investment income	$9.6	$44.6
GAAP net investment income per share	$0.14	$0.66
Non-recurring net debt-related costs, net of	$0.03	$0.06
incentive fees per share
Core net investment income per share (1)	$0.17	$0.72
Distributions declared per share	$0.18	$0.72

Portfolio Activity:
Purchases of investments	$38.8	$533.6
Sales and repayments of investments	$100.9	$426.5

Number of new portfolio companies invested	3	24
Number of existing portfolio companies	11	49
invested
Number of ending portfolio companies	67	67

  Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company’s financial performance excluding expenses related to the make-whole premium on the repayment of the 4.50% notes due 2019, the debt issuance costs on the revolving credit facility with BNP Paribas and the costs associated with amending our multi-currency, senior secured revolving credit facility, as amended and restated, with SunTrust. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. EST ON NOVEMBER 22, 2019

PennantPark Investment Corporation (“we,” “our,” “us” or the “Company”) will host a conference call at 10:00 a.m. (Eastern Standard Time) on Friday, November 22, 2019 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 239-9838 approximately 5-10 minutes prior to the call. International callers should dial (323) 794-2551. All callers should reference conference ID #4224065 or PennantPark Investment Corporation. An archived replay of the call will be available through December 6, 2019 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #4224065.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased that we made substantial progress on the right hand side of our balance sheet this past quarter. Our amended credit facility, new unsecured bonds and a “green light” for a new SBIC should provide a solid pathway for earnings growth,” said Arthur Penn, Chairman and CEO. “Additionally, we are making progress on the left hand side of our balance sheet by moving into more senior secured positions, which we believe will result in even more steady and stable coverage of our dividend over time.”

As of  September 30, 2019, our portfolio totaled $1,219.4 million and consisted of $695.3 million of first lien secured debt, $269.3 million of second lien secured debt, $61.2 million of subordinated debt and $193.7 million of preferred and common equity. Our debt portfolio consisted of 87% variable-rate investments. As of September 30, 2019, we had no portfolio companies on non-accrual. Overall, the portfolio had net unrealized depreciation of $37.6 million as of September 30, 2019. Our overall portfolio consisted of 67 companies with an average investment size of $18.2 million, had a weighted average yield on interest bearing debt investments of 9.8% and was invested 57% in first lien secured debt, 22% in second lien secured debt, 5% in subordinated debt and 16% in preferred and common equity.

As of September 30, 2018, our portfolio totaled $1,132.1 million and consisted of $531.4 million of first lien secured debt, $391.1 million of second lien secured debt, $48.1 million of subordinated debt and $161.5 million of preferred and common equity. Our debt portfolio consisted of 90% variable-rate investments and 10% fixed-rate investments. As of September 30, 2018, we had no portfolio companies on non-accrual. Overall, the portfolio had net unrealized depreciation of $111.8 million as of September 30, 2018. Our overall portfolio consisted of 53 companies with an average investment size of $21.4 million, had a weighted average yield on interest bearing debt investments of 11.2% and was invested 47% in first lien secured debt, 35% in second lien secured debt, 4% in subordinated debt and 14% in preferred and common equity.

For the three months ended September 30, 2019, we invested $38.8 million in three new and 11 existing portfolio companies with a weighted average yield on debt investments of 8.4%. Sales and repayments of investments for the same period totaled $100.9 million.

For the year ended September 30, 2019, we invested $533.6 million in 24 new and 49 existing portfolio companies with a weighted average yield on debt investments of 9.4%. Sales and repayments of investments for the same period totaled $426.5 million.

RECENT DEVELOPMENTS

Subsequent to quarter end, we issued an additional $11.3 million in aggregate principal of the 2024 Notes at par value, generating net proceeds of $10.9 million after underwriting discounts and offering expenses payable by us, as a result of the underwriters’ full exercise of the option to purchase additional 2024 Notes we granted to them in connection with the offering that closed in September 2019. In total, the Company has issued $86.3 of 2024 Notes at par value, generating net proceeds of $83.2 million.

Subsequent to quarter end, the SBA issued a "green light" or "go forth" letter inviting the Company to file an application to obtain a license to form and operate a third Small Business Investment Company ("SBIC") subsidiary. Receipt of a green light letter from the SBA does not assure an applicant that the SBA will ultimately issue an SBIC license or of the timeframe in which it would receive a license, should one ultimately be granted.

Subsequent to quarter end, we have invested approximately $70 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three month periods and fiscal years ended September 30, 2019 and 2018.

Investment Income

Investment income for the three months ended September 30, 2019 and 2018 was $27.9 million and $27.6 million, respectively, and was primarily attributable to $17.0 million and $12.9 million from first lien secured debt, $8.7 million and $13.3 million from second lien secured debt and $2.2 million and $1.4 million from subordinated debt and preferred and common equity, respectively.

Investment income for the years ended September 30, 2019 and 2018 was $112.1 million and $108.3 million, respectively, and was attributable to $62.6 million and $49.5 million from first lien secured debt, $41.4 million and $49.8 million from second lien secured debt and $8.1 million and $9.0 million from subordinated debt and preferred and common equity, respectively. The increase in investment income over the prior year was primarily due to an increase in our portfolio at cost.

Expenses

Net expenses for the three months ended September 30, 2019 and 2018 totaled $18.3 million and $13.6 million, respectively. Base management fee totaled $4.6 million and $4.1 million, incentive fee totaled zero and $3.0 million, debt related interest and expenses totaled $12.2 million (including one-time debt related costs of $4.4 million) and $5.5 million, general and administrative expenses totaled $1.2 million and $1.0 million and provision for taxes totaled $0.3 million and zero, respectively, for the same periods.

Net expenses for the years ended September 30, 2019 and 2018 totaled $67.5 million and $54.9 million, respectively. Base management fee totaled $18.2 million and $16.5 million (after a base management fee waiver of $0.9 million), incentive fee totaled $5.1 million and $11.0 million (after an incentive fee waiver of $0.5 million), debt related interest and expenses totaled $38.2 million (including one-time debt related cost of $9.2 million) and $22.8 million, general and administrative expenses totaled $4.7 million and $4.6 million and provision for taxes totaled $1.2 million and zero, respectively, for the same periods. The increase in expenses over the prior year was primarily due to an increase in debt related expenses and base management fees, partially offset by smaller incentive fees.

Net Investment Income

Net investment income totaled $9.6 million or $0.14 per share and $14.0 million or $0.20 per share, for the three months ended September 30, 2019 and 2018, respectively.

Net investment income totaled $44.6 million or $0.66 per share and $53.3 million or $0.75 per share, for the years ended September 30, 2019 and 2018, respectively. The decrease in net investment income per share compared to the prior year was primarily due to an increase in debt related expenses associated with the retirement of our 2019 Notes and amendments made to our BNP and SunTrust Credit Facilities.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended September 30, 2019 and 2018 totaled $100.9 million and $74.1 million, respectively, and net realized (losses) gains totaled $(18.4) million and $2.9 million, respectively, for the same periods.

Sales and repayments of investments for the years ended September 30, 2019 and 2018 totaled $426.5 million and $630.5 million, respectively, and net realized (losses) gains totaled $(108.5) million and $45.9 million, respectively. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized, including the net realized loss on Superior Digital Displays, LLC during the year ended September 30, 2019.

Unrealized Appreciation or Depreciation on Investments, Credit Facilities, the 2019 Notes and the 2025 Notes

For the three months ended September 30, 2019 and 2018, we reported a net change in unrealized appreciation (depreciation) on investments of $21.2 million and $(5.2) million, respectively. For the years ended September 30, 2019 and 2018, we reported a net change in unrealized appreciation (depreciation) on investments of $74.1 million and $(55.3) million, respectively.

As of September 30, 2019 and 2018, our net unrealized depreciation on investments of $37.6 million and $111.8 million, respectively. The net change in unrealized appreciation/depreciation on our investments for the year ended September 30, 2019 compared to the prior year was primarily due to changes in the capital market conditions, the financial performance of certain portfolio companies and the reversal of unrealized appreciation/depreciation on investments that were realized.

For the three months ended September 30, 2019 and 2018, our Credit Facilities had a net change in unrealized (appreciation) depreciation of $(4.2) million and $0.8 million, respectively. For the year ended September 30, 2019 and 2018, our Credit Facilities and the 2019 Notes, had a net change in unrealized depreciation of $5.7 million and $3.9 million, respectively. As of September 30, 2019 and 2018 our net unrealized depreciation on our Credit Facilities and, prior to their redemption, the 2019 Notes totaled $7.2 million and $1.6 million, respectively. The net change in unrealized depreciation for the year ended September 30, 2019 compared to the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $8.2 million or $0.13 per share and $12.5 million or $0.18 per share, for the three months ended September 30, 2019 and 2018, respectively.

Net change in net assets resulting from operations totaled $15.9 million or $0.24 per share and $47.7 million or $0.68 per share, for the years ended September 30, 2019 and 2018, respectively. The decrease in the net change in net assets from operations for the year ended September 30, 2019 compared to the prior year was primarily due to a lower yielding portfolio, depreciation and net realized losses on our investments and credit facility amendment and debt issuance costs.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

The annualized weighted average cost of debt for the years ended September 30, 2019 and 2018, inclusive of undrawn commitment fees and amendment costs under the SunTrust Credit Facility, debt issuance costs on the BNP Credit Facility, prepayment penalties on the 2019 Notes and amortized upfront fees on SBA debentures, was 6.0% and 4.5%, respectively.

As of September 30, 2019, PennantPark Investment Funding I, LLC, or Funding I, had $171.0 million in outstanding borrowings under the BNP Credit Facility. The BNP Credit Facility had a weighted average interest rate of 4.6% as of September 30, 2019. As of September 30, 2019, Funding I had $79.0 million of unused borrowing capacity under the BNP Credit Facility, subject to the regulatory restrictions.

As of September 30, 2019 and 2018, we had $301.6 million and $80.5 million (including a $2.0 million temporary draw), respectively, in borrowings under the SunTrust Credit Facility. The SunTrust Credit Facility had a weighted average interest rate of 4.2% and 3.8%, respectively, exclusive of undrawn commitment fees, as of September 30, 2019 and 2018. As of the same periods, we had $173.4 million and $364.5 million of unused borrowing capacity under the SunTrust Credit Facility, respectively, subject to the regulatory restrictions.

As of September 30, 2019 and 2018, we had $75.0 and zero in aggregate principal amount of 2024 Notes outstanding, respectively, with a fixed interest rate of 5.50% per year. As of September 30, 2019 and 2018, we had zero and $250.0 million in aggregate principal amount of 2019 Notes outstanding, respectively, with a fixed interest rate of 4.50% per year. As of September 30, 2019 and 2018, we had $150.0 million and $180.0 million in SBA debentures outstanding, respectively.

As of September 30, 2019 and 2018, we had cash and cash equivalents of $59.5 million and $19.5 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $81.1 million for the year ended September 30, 2019, and our financing activities provided cash of $121.1 million for the same period. Our operating activities provided cash from sales and repayments on our investments and our financing activities provided cash primarily for net borrowings under our Credit Facilities as well as the issuance of the 2024 Notes, partially offset by cash used by our stock repurchase program.

Our operating activities provided cash of $66.9 million for the year ended September 30, 2018, and our financing activities used cash of $85.6 million for the same period. Our operating activities provided cash primarily from sales and repayments on our investments and our financing activities used cash primarily for net repayments of SBA debentures and our stock repurchase program.

DISTRIBUTIONS

During the year ended September 30, 2019 and 2018, we declared distributions of $0.72 and $0.72 per share, for total distributions of $48.4 million and $50.6 million, respectively. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-K filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2019	September 30, 2018
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$922,304,099 and $896,720,950, respectively)	$936,632,099	$905,271,258
Non-controlled, affiliated investments (cost—$77,600,816 and $91,520,908, respectively)	49,349,338	78,078,331
Controlled, affiliated investments (cost—$257,117,800 and $255,574,317, respectively)	233,451,359	148,735,885
Total of investments (cost—$1,257,022,715 and $1,243,816,175, respectively)	1,219,432,796	1,132,085,474
Cash and cash equivalents (cost—$59,546,438 and $19,543,625, respectively)	59,516,236	19,506,154
Interest receivable	6,226,539	7,606,964
Prepaid expenses and other assets	662,442	920,235
Total assets	1,285,838,013	1,160,118,827
Liabilities
Distributions payable	12,068,119	12,429,712
BNP Credit Facility payable, at fair value (cost—$171,000,000 and zero, respectively)	170,145,000	—
SunTrust Credit Facility payable, at fair value ' (cost—$301,636,000 and $80,520,000, respectively)	295,245,214	77,645,830
2024 Notes payable, net (par—$75,000,000 and zero, respectively)	72,256,607	—
2019 Notes payable, at fair value (par—zero and $250,000,000, respectively)	—	251,322,500
SBA debentures payable, net (par—$150,000,000 and $180,000,000, respectively)	146,111,055	175,373,229
Base management fee payable, net	4,641,480	4,086,831
Performance-based incentive fee payable, net	—	2,964,265
Interest payable on debt	2,895,695	6,576,393
Accrued other expenses	569,175	818,172
Total liabilities	703,932,345	531,216,932
Commitments and contingencies
Net assets
Common stock, 67,045,105 and 69,053,958 shares issued and outstanding, respectively.	67,045	69,054
Par value $0.001 per share and 100,000,000 shares authorized
Paid-in capital in excess of par value	788,192,159	803,729,220
Accumulated distributable loss	(206,353,536)	(174,896,379)
Total net assets	$581,905,668	$628,901,895
Total liabilities and net assets	$1,285,838,013	$1,160,118,827
Net asset value per share	$8.68	$9.11

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended September 30,
	2019	2018	2017
Investment income:
From non-controlled, non-affiliated investments:
Interest	$88,060,418	$83,255,593	$84,685,961
Payment in kind	6,445,122	5,645,535	3,819,996
Other income	3,122,988	6,981,507	7,079,034
From non-controlled, affiliated investments:
Interest	—	3,013,976	10,339,444
Payment in kind	—	2,031,589	5,475,491
Other income	—	—	1,609,935
From controlled, affiliated investments:
Interest	9,381,881	4,499,350	734,163
Payment in kind	4,319,300	2,850,498	10,790,300
Other income	776,945	—	—
Total investment income	112,106,654	108,278,048	124,534,324
Expenses:
Base management fee	18,225,229	17,468,376	24,218,029
Performance-based incentive fee	5,146,696	11,492,928	11,077,956
Interest and expenses on debt	28,943,312	22,818,492	26,642,113
Administrative services expenses	2,113,895	2,086,500	3,576,000
Other general and administrative expenses	2,637,820	2,504,853	2,662,640
Expenses before management fee waiver, provision for taxes and financing costs	57,066,952	56,371,149	68,176,738
Management Fees waiver	—	(1,427,253)	(5,647,358)
Provision for taxes	1,200,000	—	1,700,000
Make-whole premium	2,162,526	—	—
Credit facility amendment and debt issuance costs	7,080,205	—	3,866,633
Net expenses	67,509,683	54,943,896	68,096,013
Net investment income	44,596,971	53,334,152	56,438,311
Realized and change in unrealized (loss) gain on investments and debt:
Net realized (loss) gain on investments on:
Non-controlled, non-affiliated investments	(51,940,526)	34,813,876	2,567,041
Non-controlled and controlled, affiliated investments	(56,575,132)	11,042,330	(33,594,078)
Net realized (loss) gain on investments	(108,515,658)	45,856,206	(31,027,037)
Net change in change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	22,788,117	(16,751,386)	16,950,900
Non-controlled and controlled, affiliated investments	51,361,260	(38,586,621)	26,904,281
Debt depreciation (appreciation)	5,694,116	3,861,111	(7,554,954)
Net change in unrealized appreciation (depreciation) on investments and debt	79,843,493	(51,476,896)	36,300,227
Net realized and change in unrealized (loss) gain from investments and debt	(28,672,165)	(5,620,690)	5,273,190
Net increase in net assets resulting from operations	$15,924,806	$47,713,462	$61,711,501
Net increase in net assets resulting from operations per common share	$0.24	$0.68	$0.87
Net investment income per common share	$0.66	$0.75	$0.79

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which invests primarily in U.S. middle-market companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, which today has more than $3.2 billion of assets under management.  Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions.  PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com